Exhibit No. 99


                               [LOGO] UBS Warburg
                              $600MM WFMBS 2001-32
                           Whole Loan 30YR Fixed-Rate



GWAC                                         7.050% +/-10bps

Pass-Through                                 6.500% coupon

WAM                                          357 +/- 2 months

California                                   42.0% approx.            45% max

Avg Loan Balance                             $440K approx.            $460 max

WA LTV                                       67% approx.              75% max

Cash-Out Refi                                22.0% approx.            25% max

SFD                                          92% approx.              85% min

Full Doc                                     87% approx.              83% min

Prepayment Penalty                           0% approx.               1% max

Uninsured greater than 80% LTV               1% approx.               2% max

Temporary Buydowns                           0% approx.               1% max

AAA Ratings                                  2 of 3 (S&P, Moodys, Fitch)

Estimated Subordination Level                3.00%

Pricing Speed                                300% PSA

Settlement Date                              12/28/01



                            All numbers approximate.
                   All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC